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May 19, 2005

Taubman Centers, Inc. 200 East Long Lake Road Suite 300 P. O. Box 200 Bloomfield Hills, MI 48303

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have represented Taubman Centers, Inc., a Michigan corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of a maximum of 3,212,948 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”) to be offered from time to time by the Selling Shareholders named in the Registration Statement for resale after exchanging units of partnership interest in The Taubman Realty Group Limited Partnership, a Delaware limited partnership, for shares of Common Stock pursuant to the Second Amended and Restated Continuing Offer of the Company, effective as of May 16, 2000 (the “Continuing Offer”).

Based on our examination of such documents and other matters as we deem relevant, it is our opinion that the shares of Common Stock covered by the Registration Statement are duly authorized and, when issued by the Company in accordance with the Continuing Offer, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission under the Securities Act.

Very truly yours,

/s/ Honigman Miller Schwartz and Cohn LLP

HONIGMAN MILLER SCHWARTZ AND COHN LLP

JHM/DJK/LAM/RJK

2290 First National Building • 660 Woodward Avenue Detroit, Michigan 48226-3506 Detroit Lansing Oakland County